MILLER BUILDING SYSTEMS, INC.
                         58120 County Road 3 South
                             Elkhart, IN 46517


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              NOVEMBER 6, 1996


     The annual meeting of the stockholders of MILLER BUILDING
SYSTEMS, INC. (the "Company") will be held at NBD Bank, 121 West
Franklin Street, Elkhart, Indiana  46516, on Wednesday, November 6,
1996, at 10:00 a.m. local time, for the following purposes as described in the attached Proxy Statement.

     1. To elect two directors to the Company's Board of Directors to serve for a term of three years or until their successors are elected and qualify;

and to transact such other business as properly may come before the annual meeting or any adjournment or postponement thereof.

     Stockholders of record of the Company at the close of business on September 13, 1996, will be entitled to vote at the meeting.


     Please complete, sign and date your proxy card and return it promptly in the enclosed envelope.


                                   By order of the
                                   Board of Directors,



                                   Thomas J. Martini
                                   Secretary


Elkhart, Indiana
September 25, 1996

                        MILLER BUILDING SYSTEMS, INC.
                          58120 County Road 3 South
                              Elkhart, IN 46517

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                TO BE HELD ON
                               NOVEMBER 6, 1996


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's annual meeting of stockholders to be held on November 6, 1996.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the meeting or at any adjournment thereof.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

     The Company's Annual Report, including its Annual Report on
Form 10-K for the fiscal year ended June 29, 1996, was mailed to each stockholder on or about September 25, 1996. This Proxy Statement and form of proxy were first mailed to stockholders on or about September 25, 1996.

     The Board of Directors recommends a vote FOR the election of all of the nominees for Director named in this Proxy Statement.

                     VOTING

     Stockholders of record on the books of the Company at the close of business on September 13, 1996, will be entitled to vote at the meeting.
A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive office of the Company. The Company had outstanding on September 13, 1996, 3,102,963 shares of Common
Stock. Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

     The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company. In the event any nominee for Director shall be unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of the proxy holders.

     The Company's Bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention and a broker non-vote will have the same effect as a vote "against" the proposal. With respect to the election of Directors, the two nominees who receive the most votes will be elected.

   OWNERSHIP OF MILLER BUILDING SYSTEMS, INC.
                  COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of August 30, 1996, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all of the Directors and executive officers of the Company as a group.


                                                     Number of Shares of
     Name and Address of                                 Common Stock
     Beneficial Owner                               Beneficially Owned(1)


                                                     Shares         Percent
     Ronald L. Chez(2)
     555 Madison, Suite 3508-1
     Chicago, IL  60661                              292,000          9.2

     Dimensional Fund Advisors, Inc.(3)
     1299 Ocean Avenue
     11th Floor
     Santa Monica, CA  90401                         234,600          7.6

     Trigran Investments, L.P.
     155 Pfingsten, Suite 360
     Deerfield, IL  60015                            195,500          6.3

     Edward C. Craig                                 135,385          4.2

     David E. Downen                                  35,000          1.1

     Steven F. Graver(4)                              61,500          2.0

     William P. Hall                                  25,000           *

     Myron C. Noble                                   10,000           *

     David H. Padden                                  87,000          2.8

     Jeffrey C. Rubenstein(5)                         69,366          2.2

     All Directors and executive officers
       as a group (10 persons)                       722,899         23.3
     ____________________

     *    Indicates ownership of less than 1% of Common Stock.



(1) The number of shares listed includes 296,200 shares of Common Stock which may be acquired through the exercise of stock options within sixty days of August 30, 1996.

(2)  Includes 3,500 shares owned by Mr. Chez's wife, in which Mr.
     Chez disclaims any beneficial interest.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 234,600 shares of Company Common Stock as of June 30, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in a series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power with respect to 133,100* shares and sole dispositive
     power with respect to 234,600 shares.   *Persons who are officers
     of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and The DFA Investment Trust Company (the"Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and Trust, these persons vote 72,800 additional shares which are owned by the Fund and 28,700 shares which are owned by the Trust (both included in Sole Dispositive Power above.)

(4) Does not include 144,100 shares which are owned by investment advisory clients of Graver, Bokhof, Goodwin & Sullivan
     ("GBGS"), as to which GBGS has sole voting and dispositive power. Mr. Graver is a General Partner of GBGS. Mr. Graver disclaims any beneficial interest in such shares.

(5) Includes 8,000 shares owned directly by Mr. Rubenstein's wife and 8,200 shares held in trust for and owned directly by Mr.
     Rubenstein's children, in which Mr. Rubenstein disclaims any beneficial interest.

     Section 16(a) of the Exchange Act requires the Company's
Directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended June 29, 1996 its Directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.


            ELECTION OF DIRECTORS

     Two directors are to be elected at the annual meeting to serve for a term of three years or until their successors are elected and qualify. The nominees for Director, all of whom are now serving as Directors of the Company, as well as the Continuing Directors are listed below together with certain biographical information. Except as otherwise indicated, each nominee for Director and each Continuing Director has been engaged in his present principal occupation for at least the past five years.

     The Board of Directors recommends a vote FOR the election of all of the nominees listed below.

Director Nominees

     EDWARD C. CRAIG, age 61, became the Chief Executive
Officer of the Company and Vice Chairman of the Board of Directors of the Company effective July 3, 1994. Mr. Craig was elected President of the Company on August 11, 1994. From July 1991 until April 1994, Mr. Craig was President and Chief Executive Officer of IBG, a modular housing company. From April 1986 to July 1991, Mr. Craig was President of Ryland Building Systems, a division of Ryland Homes, Inc. Mr. Craig is a Director of Regional Building Systems.

     STEVEN F. GRAVER, age 44, has been a Director of the Company since April 1991 and was elected Chairman of the Board of Directors on August 11, 1994. Effective July 1, 1995, Graver, Bokhof & Goodwin ("GraverBokhof") became Graver, Bokhof, Goodwin &
Sullivan ("GBGS"). GBGS is a subsidiary of the Optimum Group which has over $800 million in assets under management. Mr. Graver is President and Chief Portfolio Manager of the Optimum Group. In July 1991, GraverReich & Company, an investment management firm founded by Mr. Graver ("GraverReich"), merged with GraverBokhof, an investment management firm, and Mr. Graver became a General Partner of GraverBokhof. From December 1986 until July 1991, Mr. Graver was the President and Chief Executive Officer, and Executive Vice President from February 1981 until November 1986 of GraverReich.

Continuing Directors

     RONALD L. CHEZ, age 55, has been a Director of the Company since June 30, 1994, and was Chairman of the Board from June 30, 1994 to August 11, 1994. Mr. Chez has been the President of Ronald L. Chez, Inc., an investment/consulting firm, for the past twenty-four years.

     DAVID E. DOWNEN, age 55, has been a Director of the Company since November 1986. Mr. Downen has been a Principal of Prairie Capital Services, Inc., an investment banking firm, since March 1993. Mr. Downen was Managing Director and Executive Vice President from March 1991 until December 1992 and Co-manager from October
1985 until February 1991 in the Corporate Finance Department of Kemper Securities Group, Inc. (formerly Blunt Ellis & Loewi Incorporated).

     WILLIAM P. HALL, age 73, has been a Director of the Company since October 1984. Mr. Hall has been retired since 1985 and is a part-time management consultant.

     MYRON C. NOBLE, age 58, has been a Director of the Company since April 27, 1995. Mr. Noble is the President of PiRod, Inc. which he founded in 1973. PiRod, Inc. is a manufacturer of telecommunication structures.

     DAVID H. PADDEN, age 68, has been a Director of the Company since April 1983. Mr. Padden has been President of Padden & Co., Inc., a municipal bond dealer based in Chicago, since 1963.


JEFFREY C. RUBENSTEIN, age 54, has been a Director of the Company since April 1983. Mr. Rubenstein has been a principal of the law firm of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. since June
1991. From March 1989 until May 1991, Mr. Rubenstein was of counsel to the law firm of Sachnoff & Weaver, Ltd, an Illinois professional corporation. From March 1988 until January 1989, Mr. Rubenstein was President of Medical Management of America, Inc., a management services company for health care providers. From November 1966 until March
1988, Mr. Rubenstein was a principal of the law firm Sachnoff, Weaver & Rubenstein, Ltd. Mr. Rubenstein is a director of Selfix, Inc. and a number of privately held firms.

Additional Information Concerning Board of Directors

     Compensation of Directors.  The Chairman of the Board of
Directors receives an annual fee of $20,000 while the other Directors who are not employees of the Company receive an annual fee of $4,000. The Chairman and each non-employee Director also receive a fee of $1,000 for each Board meeting attended and $100 for committee meetings attended on the same day as a meeting of the Board of Directors and $250 for committee meetings attended on other days. The Chairman and each non-employee Director also receive reimbursement of reasonable expenses relating to attendance at meetings. Directors who are full-time employees of the Company receive no fees for service on the Board of Directors.

     Audit Committee.  The Audit Committee consists of three
Directors. It is the responsibility of the Audit Committee to recommend each year to the Board of Directors independent accountants to audit the financial statements of the Company, and to oversee the activities of the independent accountants including the scope of the audit, any non-audit related assignments, fees, independence of the accountants, results of the audit and the effectiveness of the Company's internal accounting controls. The Audit Committee met two times in the 1996 fiscal year. Members of the Audit Committee are David E. Downen (Chairman), Steven F. Graver and Jeffrey C. Rubenstein.

     Compensation Committee. The Compensation Committee consists of four Directors. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to the salaries, incentive compensation and related benefits of officers and employees of the Company and administer the Company's stock option plans. The Compensation Committee met two times in the 1996 fiscal year. Members of the Compensation Committee are William
P. Hall (Chairman), David E. Downen, Myron C. Noble and David H.
Padden.

     Nominating Committee. The Nominating Committee was formed on August 8, 1996, comprised of Edward C. Craig (Chairman),
Ronald L. Chez, Steven F. Graver and Jeffrey C. Rubenstein, with the objective of recommending directors for election at the annual meeting of stockholders. The Nominating Committee is not a standing committee but was formed by action of the Board of Directors. The Nominating
Committee will consider nominees recommended by stockholders. Stockholders desiring to recommend a nominee should make such recommendation in writing, stating the name, address and principal business occupation of the nominee for the last five (5) years, and mail such recommendation to the Company's principal office at 58120 County Road 3 South, Elkhart, Indiana 46517, by April 20 of each year. The Nominating Committee met one time during the 1996 fiscal year.

     Attendance at Meetings. The Board of Directors held six meetings during the 1996 fiscal year. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.



      COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Chief Executive Officer of the Company for the fiscal year ended June 29, 1996.


Summary Compensation Table

                                   Annual Compensation  Long Term Compensation
                                                         Securities Underlying
Name and Principal Position   Year   Salary    Bonus           Options (#)

Edward C. Craig,
Chief Executive Officer(1)    1996  $150,000  $39,229             30,000
                              1995   130,000   23,700            170,000

(1)  Mr. Craig became the Chief Executive Officer of the Company in July
     1994.


Aggregated Options/SAR's Exercised in Last Fiscal Year and Fiscal
Year-End Options/SAR Values

     The following table provides information on option exercises in fiscal 1996 by the Chief Executive Officer and the value of such Chief Executive Officer's unexercised options at June 29, 1996.


                                 Number of Securities  Value of Unexercised
          Shares                Underlying Unexercised In-the-money Options/
         Acquired                  Options/SARs at            SARs at
            on        Value     June 29, 1996 (#)(1)    June 29, 1996 ($)(2)
Name     Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
           (#)         ($)

Edward
C. Craig    -           -      65,000       135,000      $171,250   $303,750

(1) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year-end and multiplying the result by the number of in-the-money options held. Fair market value was calculated based on the average high and low
     "sales" price of shares of the Common Stock as reported on the NASDAQ National Market System on that date ($6.25). There is no guarantee that if and when these options are exercised they will have this value.


Option/SAR Grants in Last Fiscal Year

     The following table provides information on option grants in fiscal 1996 to the Chief Executive Officer.


                       Individual Grants                   Potential Realizable
                         Percentage                          Value At Assumed
           Number of      of Total                         Annual Rates of Stock
          Securities    Options/SARs                        Price Appreciation
          Underlying     Granted to   Exercise              for Option Term(1)
         Options/SARs   Employees in    Price   Expiration
Name       Granted     Fiscal Year(3) ($/Share)  Date($)     5% ($)    10% ($)

Edward
C. Craig   55,000(2)        25.6%       $4.00    2/28/2006  $138,357  $350,623

Edward
C. Craig   15,000(2)         7.0         4.00    2/28/2006    37,734    95,625

Edward
C. Craig   50,000(2)        23.3         4.00    2/28/2006   125,779   318,748

Edward
C. Craig   30,000            4.0         4.00    2/28/2006    75,467   191,249


(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Commission and do not reflect the Company's estimate of future stock price performance.
(2) Granted as replacement options in February 1996, as shown in the "Ten-Year Option Repricings" table.
(3) The Company granted options representing 215,000 shares to employees in fiscal 1996 (including 120,000 options which were granted as replacement options).
(4) The options become exercisable over a two-year period which commenced on July 1, 1996.

Ten-Year Option Repricings

     Effective February 1996, the Company and Mr. Craig entered into a new Employment Agreement dated as of February 29, 1996. This Employment Agreement provided, among other things, for the cancellation of options to purchase 120,000 shares of Common Stock held by Mr.
Craig at exercise prices ranging from $4.50 to $6.00 per share and issuance of replacement options to purchase the same number of shares of Common Stock at $4.00 per share which equalled the closing price on the date of grant.


Ten-Year Option Repricings

                Number of                                            Length of
                Securities   Market Price                          Original Term
                Underlying   of Stock at  Exercise Price            Remaining at
                  Options      Time of      at Time of     New         Date of
                Repriced or  Repricing or  Repricing or  Exercise   Repricing or
Name     Date   Amended (#)  Amendment(#)  Amendment($)   Price       Amendment

Edward
C. Craig 2/96     15,000         4.00           4.50       4.00        100 mos.

Edward
C. Craig 2/96     55,000         4.00           6.00       4.00        100 mos.

Edward
C. Craig 2/96     50,000         4.00           4.50       4.00        100 mos.


Report of the Compensation Committee on Executive Compensation

     It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to salaries, cash bonus incentives and stock options. The Compensation Committee's determination as to how and in what amount to compensate each executive officer is based upon three Company policies. The first policy is to pay executives competitively to attract, retain and motivate a high-quality senior management team. The second policy is to link compensation to the attainment by each executive officer of individual performance objectives. The third policy is to encourage a performance oriented environment by linking the financial interests of executive officers with stockholder value.

     Base Salary. The Compensation Committee's determination of each executive officer's base salary is designed to satisfy the policy of paying executive officers competitively to attract, retain and motivate a high-quality senior management team. The base salary of each executive officer is determined by the following factors including, but not limited to, the individual's level of responsibility, and base salaries paid by companies of a similar size, type and geographic location.

     Bonuses. The Compensation Committee's determination of each executive officer's bonus is designed to satisfy the policy of linking compensation to the attainment by each executive officer of individual performance and group performance objectives. Each executive officer is entitled to a bonus based upon pre-tax earnings from continuing operations (excluding non-recurring gains, profits, and losses) for the Company as a whole.

     Stock Options. The granting of stock options is designed to encourage a performance-oriented environment by linking the financial interests of executive officers with stockholder value. The stock options are granted pursuant to the provisions of the 1994 Stock Option Plan and 1991 the Stock Option Plan.

     Compensation of the Chief Executive Officer. The compensation for Edward Craig, Chief Executive Officer is determined under the terms of his Employment Agreement. His compensation consisted of a base salary in the amount of $150,000 plus a bonus based on pre-tax profits generated from continuing operations (excluding non-recurring gains, profits, and losses) ("Pre-Tax Profits") of the Company. The bonus is equal to a percentage of base salary when Pre-Tax Profits reach certain thresholds. The bonus threshold begins when Pre-Tax Profits reach $500,000 and linearly escalates to 10% of base salary at Pre-Tax Profts of $1,000,000; then linearly escalates to 30% of base salary at Pre-Tax Profits of $1,500,000; then linearly escalates to 50% of base salary at Pre-Tax Profits of $2,000,000. The Company and Mr. Craig entered into a new Employment Agreement dated as of February 29, 1996. The terms of this Employment Agreement are described in "Certain Relationships and Related Transactions."

     The Company and Mr. Craig entered into a new Employment
Agreement dated as of February 29, 1996. This Employment Agreement provided among other things, for the cancellation of options to purchase 120,000 shares of Common Stock held by Mr. Craig at exercise prices ranging from $4.50 to $6.00 per share and issuance of replacement options to purchase the same number of shares of Common Stock at $4.00 per share which equaled the closing price on the date of grant. (See the "Ten-Year Option Repricings" table.) The options were cancelled and repriced to provide more realistic and attainable incentive based on the market price of the Common Stock ($4.00) on the date of grant.

                         Compensation Committee of
                          the Board of Directors

                         William P. Hall, Chairman
                         David E. Downen
                         Myron C. Noble
                         David H. Padden

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding reports and the Performance Graph included in "Company Performance" shall not be incorporated by reference into any such filings.

Company Performance

     The following graph compares the five-year cumulative total return on the Common Stock to the five-year cumulative total returns on the NASDAQ Stock Market (U.S.) and a Company constructed industry peer group index.

         Comparative Five-Year Returns*
Miller Building Systems, Inc., NASDAQ U.S., Peer Group
     (Performance results through 6/30/96)


                                 1991    1992    1993     1994    1995     1996

Miller Building Systems, Inc.   $100.0  $84.57  $98.21  $101.99  $90.66  $192.64

NASDAQ U.S.                      100.0  120.13  151.08   152.52  203.59   261.37

PEER GROUP                       100.0   75.48  135.87   156.93  220.54   335.71

     A $100 investment made on June 30, 1991, and reinvestment of all dividends is assumed. Returns are at June 30 of each year. The Company constructed industry peer group consists of Modtech, Inc., NCI Building Systems, Inc. (beginning in April 1992) and Butler Manufacturing Company. Each company's stock performance is weighted by its relative market capitalization.
* Cumulative total return assumes reinvestment of dividends.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Edward Craig Employment Agreement. The Company entered into a new Employment Agreement with Mr. Craig dated as of February 29, 1996 ("Craig Agreement"). The material terms of Mr. Craig's prior Employment Agreement are described in "Report of the Compensation Committee on Executive Compensation." The Craig
Agreement provides that Mr. Craig shall be employed by the Company as its Chief Executive Officer for the period commencing on July 1, 1996 until and including June 30, 1999 ("Term"), at an annual base salary of $175,000 ("Base Salary"). In addition to the base salary, for each fiscal year during the Term, the Company shall pay a bonus ("Bonus") to Mr. Craig, predicated on the Company's consolidated publicly reported pre-tax profits generated from continuing operations (and excluding non-recurring gains, profits and losses) ("Pre-Tax Profits"). The bonus shall be computed each fiscal year as part of the Executive Bonus Program.

     Mr. Craig also received stock options covering a total of 150,000 shares of Common Stock, which vest over a two year period and are exercisable at $4.00 per share. Of these stock options 120,000 shares were granted as replacement options for stock options covering 120,000 shares of Common Stock which were exercisable at prices ranging from $4.50 to $6.00 per share.

     If Mr. Craig becomes disabled or dies during the Term, Mr.
Craig or his estate will continue to be compensated at his then existing Base Salary for a period of twelve months after inception of the disability, his date of death, or until the expiration of the Term, whichever occurs earlier.

     The Craig Agreement also contains a provision prohibiting Mr. Craig from disclosing unauthorized Confidential Information, as defined, to third parties.


     Ronald L. Chez Agreement. The Company entered into an agreement dated as of September 9, 1994 with Ronald L. Chez ("Chez Agreement"). In consideration of the services rendered by Mr. Chez as Chairman of the Board of the Company during the period of June 30, 1994 until August 11, 1994, and in accordance with the Chez
Agreement, the Company paid to Ronald L. Chez, Inc., a corporation which is wholly owned by Mr. Chez, the sum of $29,000, and granted to Mr. Chez options to purchase 50,000 shares of Common Stock with an exercise price of $3.50 per share and options to purchase 15,000 shares of Common Stock with an exercise price of $4.50 per share. These options are currently exercisable and expire in July 1999.

     As provided in the Chez Agreement, the Company slated Mr.
Chez at the Company's 1994 Annual Meeting of Stockholders as a nominee for election to one three year term as a member of the Company's Board of Directors. Pursuant to the Chez Agreement, Mr.
Chez agreed that for the period until July 1, 1995, neither Chez nor any Affiliate or Associate of Mr. Chez shall (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission), or solicit any person or entity with respect to the voting of any voting securities of the Company, (ii) form, join or in any way participate in any "group" within the meaning of Section
13(d)(3) of the Securities Exchange Act of 1934 with respect to any voting securities of the Company, or (iii) other than solely in Mr. Chez's capacity as a member of the Company's Board of Directors, act, alone or in concert with others, directly or indirectly, to seek to control the management, board of directors or policies of the Company.


        INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accounting firm for the year ended June 29, 1996, was Coopers & Lybrand L.L.P. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


             STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 1997 annual meeting of the Company's stockholders must be received at the principal executive office of the Company by April 20, 1997 in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.



                                   By order of the Board of Directors



                                   Thomas J. Martini
                                   Secretary

September 25, 1996

Proxy Card                                       Proxy Card

         MILLER BUILDING SYSTEMS, INC.
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be hold on November 6, 1996

The undersigned appoints David E. Downen and David H. Padden, jointly and severally, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Miller Building Systems, Inc., to be held on November 6, 1996 at 10:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions and in the discretion of the named proxies upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. If no direction is made, this Proxy will be voted FOR the election of Directors.

The Board of Directors recommends a vote FOR the election of Directors.

YOUR VOTE IS IMPORTANT!  PLEASE MARK, SIGN AND DATE
THIS PROXY ON THE REVERSE SIDE AND RETURN IT
PROMPTLY IN THE ACCOMPANYING ENVELOPE.

 (Continued and to be signed on reverse side.)

         Miller Building Systems, Inc.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
USING DARK INK ONLY.

1. Election of two nominees to the Board of Directors to serve for a term of three years or until their successors are elected and qualify.

    NOMINEES:  Edward C. Craig and Steven F. Graver

    (Except nominees written above.)
                                                     FOR ALL
                       FOR         WITHHELD          EXCEPT




                              The undersigned acknowledges receipt of the
                              Notice of Annual Meeting of Stockholders and of the Proxy Statement.
                              Dated               , 1996
                              Signature(s)



                              Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.